Optimum Fund Trust
              Multiple Class of Shares Plan Pursuant to Rule 18f-3


                  This Multiple Class of Shares Plan (the "Plan") has been adopted by a majority of the Board of Trustees of Optimum Fund Trust (the "Trust"), including a majority of the Trustees who are not interested persons of the Trust, pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). The Board of Trustees of the Trust has determined that the Plan, including the allocation of expenses, is in the best interests of the Trust as a whole, each series of shares offered by the Trust (each individually a "Fund" and collectively the "Funds"), and each class of shares offered by a Fund. The Plan sets forth the provisions relating to the establishment of multiple classes of shares for each Fund of the Trust as listed on Appendix A hereto, as it may be amended from time to time. To the extent that a subject matter set forth in this Plan is covered by the Trust's Agreement and Declaration of Trust or By-Laws, the Agreement and Declaration of Trust or By-Laws will control in the event of any inconsistencies with descriptions contained in this Plan.

CLASSES

                  1. Appendix A to this Plan describes the classes to be issued by each Fund and identifies the names of such classes.

FRONT-END SALES CHARGE

                  2. Class A shares carry a front-end sales charge as described in the Trust's relevant prospectuses; Class B, Class C, and Institutional Class shares are sold without a front-end sales charge.

CONTINGENT DEFERRED SALES CHARGE

                  3. Class A shares are not subject to a contingent deferred sales charge ("CDSC").

                  4. Class B shares are subject to a CDSC as described in the Trust's relevant prospectuses.

                  5. Class C shares are subject to a CDSC as described in the Trust's relevant prospectuses.

                  6. As described in the Trust's relevant prospectuses, the CDSC for each class declines to zero over time and is waived in certain circumstances. Shares that are subject to a CDSC age one month at the end of the month in which the shares were purchased, regardless of the specific date during the month that the shares were purchased.

                  7.    Institutional Class shares are not subject to a CDSC.

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RULE 12b-1 PLANS

                  8. In accordance with the Rule 12b-1 Plan for the Class A shares of the Trust, the Trust shall pay to Delaware Distributors, L.P. (the "Distributor") a monthly fee not to exceed the maximum rate set forth in Appendix A as may be determined by the Trust's Board of Trustees or agreed by the distributor from time to time for distribution services. In addition to these amounts, the Trust shall pay (i) to the Distributor for payment to dealers or others, or (ii) directly to others, an amount not to exceed the maximum rate set forth in Appendix A for shareholder support services pursuant to dealer or servicing agreements.

                  9. In accordance with the Rule 12b-1 Plan for the Class B shares of the Trust, the Trust shall pay to the Distributor a monthly fee not to exceed the maximum rate set forth in Appendix A as may be determined by the Trust's Board of Trustees or agreed by the distributor from time to time for distribution services. In addition to these amounts, the Trust shall pay (i) to the Distributor for payment to dealers or others, or (ii) directly to others, an amount not to exceed the maximum rate set forth in Appendix A for shareholder support services pursuant to dealer or servicing agreements.

                  10. In accordance with the Rule 12b-1 Plan for the Class C shares of the Trust, the Trust shall pay to the Distributor a monthly fee not to exceed the maximum rate set forth in Appendix A as may be determined by the Trust's Board of Trustees or agreed by the distributor from time to time for distribution services. In addition to these amounts, the Trust shall pay (i) to the Distributor for payment to dealers or others, or (ii) directly to others, an amount not to exceed the maximum rate set forth in Appendix A for shareholder support services pursuant to dealer or servicing agreements.

                  11. A Rule 12b-1 Plan has not been adopted for the Institutional Class shares of the Trust.

ALLOCATION OF EXPENSES

                  12. The Trust shall allocate to each class of shares of a Fund any fees and expenses incurred by the Trust in connection with the distribution or servicing of such class of shares under a Rule 12b-1 Plan, if any, adopted for such class. In addition, the Trust reserves the right, subject to approval by the Trust's Board of Trustees, to allocate fees and expenses of the following nature to a particular class of shares of a Fund (to the extent that such fees and expenses actually vary among each class of shares or vary by types of services provided to each class of shares of the Fund):

                  (i)      transfer agency and other recordkeeping costs;

                  (ii) Securities and Exchange Commission and state blue sky registration or qualification fees;

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                  (iii)    printing and postage expenses related to printing and
                           distributing class-specific materials, such as shareholder reports, prospectuses and proxy statements to current shareholders of a particular class or to regulatory authorities with respect to such class of shares;

                  (iv) audit or accounting fees or expenses relating solely to such class of shares;

                  (v) the expenses of administrative personnel and services required to support the shareholders of such class;

                  (vi) litigation or other legal expenses relating solely to such class of shares;

                  (vii) Trustees' fees and expenses incurred as a result of issues relating solely to such class of shares; and

                  (viii) other expenses subsequently identified and determined to be properly allocated to such class of shares.

                  13. (a) Daily Dividend Funds. With respect to Funds that declare a dividend to shareholders on a daily basis, if any, all expenses incurred by a Fund will be allocated to each class of shares of such Fund on the basis of "settled shares" (net assets valued in accordance with generally accepted accounting principles but excluding the value of subscriptions receivable) of each class in relation to the net assets of the Fund, except for any expenses that are allocated to a particular class as described in paragraph 12 above.

                        (b) Non-Daily Dividend Funds. With respect to Funds that do not declare a dividend to shareholders on a daily basis, all expenses incurred by a Fund will be allocated to each class of shares of such Fund on the basis of the net asset value of each such class in relation to the net asset value of the Fund, except for any expenses that are allocated to a particular class as described in paragraph 12 above.

ALLOCATION OF INCOME AND GAINS

                  14. (a) Daily Dividend Funds. With respect to Funds that declare a dividend to shareholders on a daily basis, if any, income will be allocated to each class of shares of such Fund on the basis of settled shares of each class in relation to the net assets of the Fund, and realized and unrealized capital gains and losses of the Fund will be allocated to each class of shares of such Fund on the basis of the net asset value of each such class in relation to the net asset value of the Fund.

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                        (b) Non-Daily Dividend Funds. With respect to Funds that
do not declare a dividend to shareholders on a daily basis, income and realized and unrealized capital gains and losses of a Fund will be allocated to each class of shares of such Fund on the basis of the net asset value of each such class in relation to the net asset value of the Fund.

CONVERSIONS

                  15. (a) Except for shares acquired through the reinvestment of dividends or distributions, Class B shares held for a period of time after purchase specified in Appendix A are eligible for automatic conversion into Class A shares of the same Fund in accordance with the terms described in the relevant prospectus. Class B shares acquired through the reinvestment of dividends or distributions will convert into Class A shares of the same Fund pro rata with the Class B shares that were not acquired through the reinvestment of dividends and distributions.

                        (b) The automatic conversion feature of Class B shares of the Trust shall be suspended at any time that the Board of Trustees of the Trust determines that there is not available a reasonably satisfactory opinion of counsel to the effect that (i) the assessment of the higher fee under the Trust's Rule 12b-1 Plan for Class B shares does not result in the Trust's dividends or distributions constituting a preferential dividend under the Internal Revenue Code of 1986, as amended, and (ii) the conversion of Class B shares into Class A shares does not constitute a taxable event under federal income tax law. In addition, the Board of Trustees of the Trust may suspend the automatic conversion feature by determining that any other condition to conversion set forth in the relevant prospectus, as amended from time to time, is not satisfied.

                        (c) The Board of Trustees of the Trust may also suspend the automatic conversion of Class B shares if it determines that suspension is appropriate to comply with the requirements of the 1940 Act, or any rule or regulation issued thereunder, relating to voting by Class B shareholders on the Trust's Rule 12b-1 Plan for Class A shares or, in the alternative, the Board of Trustees may provide Class B shareholders with alternative conversion or exchange rights.

                  16. Class A, Class C, and Institutional Class shares do not have a conversion feature.

EXCHANGES

                  17. Holders of Class A, Class B, Class C and Institutional Class shares of a Fund shall have such exchange privileges as set forth in the Trust's relevant prospectuses. All exchanges are subject to the eligibility and minimum purchase requirements set forth in the Trust's relevant prospectuses.

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OTHER PROVISIONS

                  18. Each class (i) shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement, and
(ii) shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. Each class will vote separately with respect to the Rule 12b-1 Plan related to that class; provided, however, that Class B shares of a Fund may vote on any proposal to materially increase the fees to be paid by the Fund under the Rule 12b-1 Plan for the Class A shares of the Fund.

                  19. On an ongoing basis, the Trustees, pursuant to their fiduciary responsibilities under the 1940 Act and otherwise, will monitor the Trust and each Fund for the existence of any material conflicts among the interests of all the classes of shares offered by such Fund. The Trustees, including a majority of the Trustees who are not interested persons of the Trust, shall take such action as is reasonably necessary to eliminate any such conflict that may develop. The Manager and the Distributor shall be responsible for alerting the Board of Trustees to any material conflicts that arise.

                  20. As described more fully in the Trust's relevant prospectuses, broker-dealers that sell shares of each Fund will be compensated differently depending on which class of shares the investor selects.

                  21. The Trust reserves the right to increase, decrease or waive the sales charge imposed on any existing or future class of shares of each Fund within the ranges permissible under applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and the rules of the National Association of Securities Dealers, Inc. (the "NASD"), as such rules may be amended or adopted from time to time. The Trust may in the future alter the terms of the existing classes of each Fund or create new classes in compliance with applicable rules and regulations of the SEC and the NASD.

                  22. All material amendments to this Plan must be approved by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

                  23. Consistent with the limitation of shareholder liability as set forth in the Trust's Declaration of Trust, any obligation assumed by any Fund or class of shares thereof pursuant to this Plan and any agreement related to this Plan shall be limited in all cases to the relevant Fund and its assets, or class and its assets, as the case may be, and shall not constitute an obligation of any other Fund or class of shares. All persons having any claim against a Fund, or any class thereof, arising in connection with this Plan, are expressly put on notice of such limitation of shareholder liability, and agree that any such claim shall be limited in all cases to the relevant Fund and its assets, or class and its assets, as the case may be, and such person shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Trust, Fund or class; nor shall such person seek satisfaction of any such obligation from the Trustees or any individual Trustee of the Trust.

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Adopted:  July 17, 2003

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                                         APPENDIX A
                                        July 17, 2003

 ---------------------------------------------------------------------------
 FUND/CLASS            MAXIMUM ANNUAL      MAXIMUM ANNUAL       YEARS TO
                       DISTRIBUTION FEE    SHAREHOLDER          CONVERSION
                       (AS A PERCENTAGE    SERVICING FEE (AS A
                       OF AVERAGE DAILY    PERCENTAGE OF
                       NET ASSETS OF       AVERAGE DAILY NET
                       CLASS)              ASSETS OF CLASS)
 ---------------------------------------------------------------------------
 OPTIMUM LARGE CAP
 GROWTH FUND
 ---------------------------------------------------------------------------
  Class A               0.10%               0.25%                N/A
 ---------------------------------------------------------------------------
  Class B               0.75%               0.25%                8
 ---------------------------------------------------------------------------
  Class C               0.75%               0.25%                N/A
 ---------------------------------------------------------------------------
  Institutional Class   N/A                 N/A                  N/A
 ---------------------------------------------------------------------------
 OPTIMUM LARGE
 CAPVALUE FUND
 ---------------------------------------------------------------------------
  Class A               0.10%               0.25%                N/A
 ---------------------------------------------------------------------------
  Class B               0.75%               0.25%                8
 ---------------------------------------------------------------------------
  Class C               0.75%               0.25%                N/A
 ---------------------------------------------------------------------------
  Institutional Class   N/A                 N/A                  N/A
 ---------------------------------------------------------------------------
 OPTIMUM SMALL CAP
 GROWTH FUND
 ---------------------------------------------------------------------------
  Class A               0.10%               0.25%                N/A
 ---------------------------------------------------------------------------
  Class B               0.75%               0.25%                8
 ---------------------------------------------------------------------------
  Class C               0.75%               0.25%                N/A
 ---------------------------------------------------------------------------
  Institutional Class   N/A                 N/A                  N/A
 ---------------------------------------------------------------------------
 OPTIMUM SMALL CAP
 VALUE FUND
 ---------------------------------------------------------------------------
  Class A               0.10%               0.25%                N/A
 ---------------------------------------------------------------------------
  Class B               0.75%               0.25%                8
 ---------------------------------------------------------------------------
  Class C               0.75%               0.25%                N/A
 ---------------------------------------------------------------------------
  Institutional Class   N/A                 N/A                  N/A
---------------------------------------------------------------------------
 OPTIMUM
 INTERNATIONAL FUND
 ---------------------------------------------------------------------------
 Class A               0.10%               0.25%                N/A
 ---------------------------------------------------------------------------
 Class B               0.75%               0.25%                8
 ---------------------------------------------------------------------------
 Class C               0.75%               0.25%                N/A
 ---------------------------------------------------------------------------
 Institutional Class   N/A                 N/A                  N/A
 ---------------------------------------------------------------------------

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 ---------------------------------------------------------------------------
 OPTIMUM FIXED INCOME
 FUND
 ---------------------------------------------------------------------------
  Class A               0.10%               0.25%                N/A
 ---------------------------------------------------------------------------
  Class B               0.75%               0.25%                8
 ---------------------------------------------------------------------------
  Class C               0.75%               0.25%                N/A
 ---------------------------------------------------------------------------
  Institutional Class   N/A                 N/A                  N/A
 ---------------------------------------------------------------------------

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